UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2017 (May 9, 2017)

AUBURN NATIONAL BANCORPORATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26486	63-0885779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Gay Street, P.O. Drawer 3110, Auburn, Alabama 36831-3110

(Addresses of Principal Executive Offices, including Zip Code)

(334) 821-9200

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for the complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).  Yes  ☐  No  ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the “Annual Meeting”) of Auburn National Bancorporation, Inc. (the “Company”) was held on May 9, 2017. This meeting was held for the purpose of considering the election of 11 directors to the Board of Directors to serve one-year terms expiring at the Company’s 2018 Annual Meeting of Shareholders and until their successors have been elected and qualified. As to the election of 11 directors, E.L. Spencer, Jr., C. Wayne Alderman, Terry Andrus, J. Tutt Barrett, Robert W. Dumas, William F. Ham, Jr., David E. Housel, Anne M. May, Amy B. Murphy, Edward Lee Spencer III and Patricia Wade, M.D. were all elected to the Board of Directors. In addition, at the Annual Meeting, the shareholders approved, on a non-binding, advisory basis, the compensation of the Company’s “named executive officers” as disclosed in the Proxy Statement.

The final voting results of the director elections and approval of compensation for the Company’s “named executive officers” which were described in more detail in the Proxy Statement, are set forth below:

1.	Each director was elected by the following tabulation:

Director	Votes For	Withheld
E.L. Spencer, Jr.	1,977,350	4,949
C. Wayne Alderman	1,976,158	6,141
Terry Andrus	1,895,144	87,155
J. Tutt Barrett	1,977,125	5,174
Robert W. Dumas	1,976,263	6,036
William F. Ham, Jr.	1,976,283	6,016
David E. Housel	1,971,764	10,535
Anne M. May	1,976,690	5,609
Amy B. Murphy	1,977,185	5,114
Edward Lee Spencer III	1,954,800	27,499
Patricia Wade, M.D.	1,955,288	27,011

2.	The non-binding, advisory vote on the compensation of the Company’s “named executive officers” as disclosed in the proxy statement was approved by the following tabulation:

For	Against	Abstain
1,973,534	2,446	6,320

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUBURN NATIONAL BANCORPORATION, INC. (Registrant)

/s/ E.L. Spencer, Jr.
E.L. Spencer, Jr. Chairman, President and Chief Executive Officer

Date: May 11, 2017